As filed with the Securities and Exchange Commission on June 3, 2026

Registration No. 333-296413

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

(AMENDMENT NO. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLOCKCHAIN DIGITAL INFRASTRUCTURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3841	39-2631241
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1540 Broadway, Ste. 1010
New York, NY 10036
Telephone: 646-493-2993
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jerry Tang
Chief Executive Officer and President
1540 Broadway, Ste. 1010
New York, NY 10036
(646) 493-2993
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell Nussbaum, Esq. Tahra Wright, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Robert Charron, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 is being filed solely for the purposes of amending Item 16 of Part II of the Registration Statement to do the following:

(i)	Correct the name of the independent registered accountant listed in the Exhibit 23.1 Name of Document from Barton CPA PLLC to Berkowitz Pollack Brant Advisors + CPAs; and

(ii)	File Exhibit 23.4, the consent of Barton CPA PLLC prior auditor for Signing Day Sports, Inc.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with this registration statement.

$
Securities and Exchange Commission registration fee	$9,948
FINRA Filing Fee	11,305
Accountant’s fee and expenses	75,000
Legal fees and expenses	200,000
Transfer agent’s fees and expenses	2,500
Printing and related fees	4,500
Miscellaneous	5,000
Total expenses	$308,253

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Company’s charter contains provisions limiting the liability of the members of the Company’s board of directors, and the Company’s bylaws provide that the Company will indemnify each of the members of the Company’s board of directors and officers to the fullest extent permitted under Delaware law. The Company’s bylaws will also provide the board of directors with discretion to indemnify employees and agents of the Company.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Name of Document
1.1*	Form of Underwriting Agreement
2.1†	Business Combination Agreement, dated May 27, 2025, by and among Signing Day Sports, Inc., One Blockchain LLC, BlockchAIn Digital Infrastructure, Inc., BCDI Merger Sub I Inc., and BCDI Merger Sub II LLC* (incorporated by reference to Annex A-1 to the Registration Statement on Form S-4 (File No. 333-291856) filed on January 30, 2026)
2.2	Amendment No. 1 to the Business Combination Agreement, dated as of November 10, 2025, between Signing Day Sports, Inc. and One Blockchain LLC (incorporated by reference to Annex A-2 to the Registration Statement on Form S-4 (File No. 333-291856) filed on January 30, 2026)
2.3	Amendment No. 2 to the Business Combination Agreement, dated as of December 21, 2025, among Signing Day Sports, Inc., One Blockchain LLC, BlockchAIn Digital Infrastructure, Inc., BCDI Merger Sub I Inc., and BCDI Merger Sub II LLC (incorporated by reference to Annex A-3 to the Registration Statement on Form S-4 (File No. 333-291856) filed on January 30, 2026)
3.1	Amended and Restated Certificate of Incorporation of BlockchAIn Digital Infrastructure, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 18, 2026)
3.2	Amended and Restated Bylaws of BlockchAIn Digital Infrastructure, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 18, 2026)
4.1	Description of registrant’s securities (incorporated herein by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2026)
4.2*	Form of Pre-funded Warrant
4.3*	Form of Representative Warrant
5.1*	Opinion of Loeb & Loeb
10.1	Voting and Support Agreement, dated as of May 27, 2025, among Signing Day Sports, Inc., BlockchAIn Digital Infrastructure, Inc., One Blockchain LLC, BCDI Merger Sub I Inc., and BCDI Merger Sub II LLC* (incorporated by reference to Annex D to the Registration Statement on Form S-4 (File No. 333-291856) filed on January 30, 2026)
10.2	Lock-up/Leakout Agreement dated March 16, 2026 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 18, 2026)
10.3	Electric Service Agreement, dated as of October 15, 2021, between Lockhart Power Company and One Blockchain LLC (formerly known as BPV Power Alpha LLC) (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-4 filed on December 1, 2025)
10.4	Ground Lease Agreement, dated as of October 19, 2021, between Pacolet Milliken, LLC and One Blockchain LLC (formerly known as BPV Power Alpha LLC) (incorporated by reference to Exhibit 10.4 to Registration Statement on Form S-4 filed on December 1, 2025)
10.5	Digital Asset Miner Co-Location License, dated as of September 27, 2022, between One Blockchain LLC (formerly known as BV Power Alpha LLC) and Blue Ridge Digital Mining, LLC (incorporated by reference to Exhibit 10.5 to Registration Statement on Form S-4 filed on December 1, 2025)
10.6	Master Services Agreement, dated as of July 12, 2023, between One Blockchain LLC (formerly known as BV Power Alpha LLC) and Code Green Apparel Corp. (incorporated by reference to Exhibit 10.6 to Registration Statement on Form S-4 filed on December 1, 2025)
10.7	Management Fee Agreement, dated as of February 8, 2024, between One Blockchain LLC (formerly known as BV Power Alpha LLC) and Tiger Cloud LLC (incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-4 filed on December 1, 2025)
10.8	Master Services Agreement, dated as of March 19, 2024, between One Blockchain LLC (formerly known as BV Power Alpha LLC) and New York Crypto Capital Inc. (incorporated by reference to Exhibit 10.8 to Registration Statement on Form S-4 filed on December 1, 2025)
10.9	Intercompany Loan Agreement, dated as of April 1, 2024, between One Blockchain LLC and VCV Infrastructure Holdings LLC (incorporated by reference to Exhibit 10.9 to Registration Statement on Form S-4 filed on December 1, 2025)

10.10	Surety Bond, dated as of April 19, 2024, among One Blockchain LLC (formerly known as BV Power Alpha LLC), HARCO National Insurance Company, and Lockhart Power Company (incorporated by reference to Exhibit 10.10 to Registration Statement on Form S-4 filed on December 1, 2025)
10.11	Mutual Settlement and Release Agreement, dated as of December 11, 2024, among KM JS Advisors, LLC, VCV Digital Group, LLC, Tiger Cloud LLC (formerly known as VCV Digital Infrastructure Alpha, LLC), One Blockchain LLC (formerly known as BPV Power Alpha, LLC and BV Power Alpha, LLC), and Jerry Tang (incorporated by reference to Exhibit 10.11 to Registration Statement on Form S-4 filed on December 1, 2025)
10.12	Mining Services Agreement, dated as of January 7, 2025, between BlockMetrix, LLC and One Blockchain LLC (formerly known as BV Power Alpha LLC) (incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-4 filed on December 1, 2025)
10.13	Standstill Agreement, dated as of January 27, 2025, between Blue Ridge Digital Mining, LLC, Merkle Standard LLC and One Blockchain LLC (formerly known as BV Power Alpha LLC) (incorporated by reference to Exhibit 10.13 to Registration Statement on Form S-4 filed on December 1, 2025)
10.14	Standstill Agreement, dated as of February 28, 2025, between Blue Ridge Digital Mining, LLC, Merkle Standard LLC and One Blockchain LLC (formerly known as BV Power Alpha LLC) (incorporated by reference to Exhibit 10.14 to Registration Statement on Form S-4 filed on December 1, 2025)
10.15	Standstill Agreement, dated as of April 25, 2025, between Blue Ridge Digital Mining, LLC, Merkle Standard LLC and One Blockchain LLC (formerly known as BV Power Alpha LLC) (incorporated by reference to Exhibit 10.15 to Registration Statement on Form S-4 filed on December 1, 2025)
10.16	Amendment No. 1 to the Digital Asset Miner Co-Location License, dated as of May 15, 2025, between One Blockchain LLC (formerly known as BV Power Alpha LLC) and Blue Ridge Digital Mining, LLC (incorporated by reference to Exhibit 10.16 to Registration Statement on Form S-4 filed on December 1, 2025)
10.17	Related Party Revenue Transfer Agreement, dated as of May 15, 2025, between Blue Ridge Digital Mining LLC and One Blockchain LLC (formerly known as BV Power Alpha LLC) (incorporated by reference to Exhibit 10.17 to Registration Statement on Form S-4 filed on December 1, 2025)
10.18	Purchase and Sale Agreement, dated as of May 15, 2025, between Blue Ridge Digital Mining, LLC and One Blockchain LLC (formerly known as BV Power Alpha LLC) (incorporated by reference to Exhibit 10.18 to Registration Statement on Form S-4 filed on December 1, 2025)
10.19	Guaranty, dated as of May 15, 2025, by One Blockchain LLC (formerly known as BV Power Alpha LLC) in favor of Merkle Standard LLC (incorporated by reference to Exhibit 10.19 to Registration Statement on Form S-4 filed on December 1, 2025)
10.20	Security Agreement, dated as of May 15, 2025, among VCV Digital Infrastructure Holdings, LLC, One Blockchain LLC (formerly known as BV Power Alpha LLC), and Merkle Standard LLC (incorporated by reference to Exhibit 10.20 to Registration Statement on Form S-4 filed on December 1, 2025)
10.21	Confidential Settlement Agreement, Mutual Release, and Separation Agreement, dated as of May 20, 2025, among Blue Ridge Digital Mining, LLC, Merkle Standard LLC, One Blockchain LLC (formerly known as BV Power Alpha LLC), VCV Digital Infrastructure Holdings, LLC, and Tiger Cloud LLC (formerly known as VCV Digital Infrastructure Alpha, LLC) (incorporated by reference to Exhibit 10.21 to Registration Statement on Form S-4 filed on December 1, 2025)
10.22	Hosting Services Agreement, effective as of June 27, 2025, between Northstar Lending LLC and One Blockchain LLC (incorporated by reference to Exhibit 10.22 to Registration Statement on Form S-4 filed on December 1, 2025)
10.23	Tripartite Supplemental Agreement, dated as of July 1, 2025, by and among Northstar Lending LLC, Green Volt Innovations AA1 LLC and One Blockchain LLC (incorporated by reference to Exhibit 10.23 to Registration Statement on Form S-4 filed on December 1, 2025)
10.24	Supplemental Agreement to Tripartite Supplemental Agreement, dated as of October 1, 2025, by and between Green Volt Innovations AA1 LLC and One Blockchain LLC (incorporated by reference to Exhibit 10.24 to Registration Statement on Form S-4 filed on December 1, 2025)
10.25#	Executive Consulting Agreement, dated March 12, 2026, between BlockchAIn Digital Infrastructure, Inc. and Daniel Nelson (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 18, 2026)
10.26#	Executive Consulting Agreement, dated March 12, 2026, between BlockchAIn Digital Infrastructure, Inc. and Jeffry Hecklinski (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 18, 2026)

10.27#	Executive Consulting Agreement, dated March 12, 2026, between BlockchAIn Digital Infrastructure, Inc. and Craig Smith (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on March 18, 2026)
10.28	Purchase Agreement, dated as of July 21, 2025, between Signing Day Sports, Inc. and Helena Global Investment Opportunities 1 Ltd. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Signing Day Sports, Inc. on July 22, 2025)
10.29	Placement Agency Agreement, dated as of July 21, 2025, between Signing Day Sports, Inc. and Maxim Group LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Signing Day Sports, Inc. on July 22, 2025)
10.30	Termination Agreement, dated September 18, 2024, between Signing Day Sports, Inc. and Boustead Securities, LLC (incorporated by reference to Annex F-1 to the Registration Statement on Form S-4 (File No. 333-291856) filed with the SEC on February 17, 2026)
10.31	Letter Agreement, dated as of October 15, 2024, between Signing Day Sports, Inc. and Boustead Securities, LLC (incorporated by reference to Annex F-1 to the Registration Statement on Form S-4 (File No. 333-291856) filed with the SEC on February 17, 2026)
10.32#*	BlockchAIn Digital Infrastructure, Inc.2026 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 18, 2026)
10.33#*	Chief Financial Officer (CFO) Agreement, dated as of August 11, 2025, by and between Tiger Cloud LLC and Jolienne Halisky
10.34#*	Offer Letter, dated as of January 14, 2026, by and between One Blockchain LLC and Eyal Rozen
10.35#*	Offer Letter, dated as of May 6, 2026, by and between Tiger AIDC LLC and Gary Heitz
10.36*	Electric Services Agreement, dated as of May 27, 2026, between *** and One Blockchain, LLC
14.1	Code of Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Current Report on Form 8-K filed on March 18, 2026).
19.1	Insider Trading Policy (incorporated by reference to Exhibit 99.6 to the Current Report on Form 8-K filed on March 18, 2026).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K filed on March 18, 2026).
23.1*	Consent of Berkowitz Pollack Brant Advisors + CPAs
23.2*	Consent of Carr, Riggs & Ingram, L.L.C.
23.3*	Consent of Loeb & Loeb LLP (included in the Exhibit 5.1 Legal Opinion)
23.4**	Consent of Barton CPA PLLC
97.1#	Compensation Recovery Policy (incorporated by reference to Exhibit 99.5 to the Current Report on Form 8-K filed on March 18, 2026).
99.1	Audit Committee Charter (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed on March 18, 2026).
99.2	Compensation Committee Charter (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K filed on March 18, 2026).
99.3	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K filed on March 18, 2026).
99.4	Audited balance sheets of Signing Day Sports, Inc. as of December 31, 2025 and 2024, Statements of Operations for the fiscal years ended December 31, 2025 and 2024, Statements of Stockholders’ Equity (Deficit) for the fiscal years ended December 31, 2025 and 2024, Statements of Cash Flows for the fiscal years ended December 31, 2025 and 2024, and the notes related thereto (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K/A filed on May 14, 2026)
99.5	Audited financial statements of One Blockchain (formerly known as BV Power Alpha LLC) as of December 31, 2025 and 2024, the related consolidated statements of income, statements of members’ equity, and statements of cash flows for the fiscal year ended on December 31, 2025 and the successor period from February 8, 2024 to December 31, 2024, and the predecessor period from January 1, 2024 to February 7, 2024, the notes related thereto (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K/A filed on May 14, 2026)
99.6	Unaudited pro forma condensed combined financial information of Signing Day Sports, Inc. and One Blockchain LLC as of December 31, 2025 including a pro forma condensed combined balance sheet as of December 31, 2025 and pro forma condensed combined statements of operations for the fiscal years ended December 31, 2025 and December 31, 2024, and the notes related thereto (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K/A filed on May 14, 2026)
107*	Calculation of Filing Fee Table

#	Indicates a management or compensatory plan.
†	Certain schedules and similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.
*	Previously filed
**	Filed herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York State of New York on June 3, 2026.

BlockchAIn Digital Infrastructure, Inc.

By:	/s/ Jerry Tang
	Name:	Jerry Tang
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement and power of attorney have been signed by the following persons in the capacities indicated and on June 3, 2026.

Signature	Title	Date

/s/ Jerry Tang	Chief Executive Officer and Director	June 3, 2026
Jerry Tang	(Principal Executive Officer)

/s/ Jolienne Halisky	Chief Financial Officer	June 3, 2026
Jolienne Halisky	(Principal Financial and Accounting Officer)

*	Director	June 3, 2026
George Chuang

*	Director	June 3, 2026
Mohammad Hasham

*	Director	June 3, 2026
Daniel Nelson

*	Director	June 3, 2026
Hongfei Zhang

*/s/ Jerry Tang
Attorney-in-Fact